Exhibit 10.4


                              EMPLOYMENT AGREEMENT

         NOVINT TECHNOLOGIES, INC., a New Mexico corporation (the "Company") and WALTER A. AVILES (the "Employee") agree:

         1. EMPLOYMENT. The Company hereby employs Employee, and Employee agrees to serve, as Chief Technical Officer of Company and any subsidiaries or affiliates of Company (together, the "Subsidiaries"). Subject to the direction of the Chief Executive Officer, the Employee will be responsible for, in addition to any other matters assigned to Employee, Company's technical development, including development of Company's e-touch software, development of applications and products, and management of technical staff. The Employee agrees to devote his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the period of Employee's employment with Company. Employee will execute and deliver to Company the Proprietary Information and Inventions Agreement required of all Company employees.

         2. START DATE. The employment of the Employee by the Company under the terms and conditions of this Agreement will commence as of November 1, 2000.

         3. COMPENSATION. The Employee will receive the following compensation:

                  3.1 ANNUAL SALARY. The Company shall pay to the Employee an annual salary of $100,000.00 (the "Base Salary") payable in installments in accordance with Company policy. The Chief Executive Officer shall review the performance of the Employee periodically and, subject to the sole discretion of the Chief Executive Officer, determine whether the Employee is entitled to an increase in the Base Salary.

                  3.2 CASH BONUS. The Company may pay to Employee a cash bonus (the "Cash Bonus"). Any such bonus will be paid at the sole discretion of the Company.

                  3.3 REIMBURSEMENT OF EXPENSES. The Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from Employee's primary residence on business at the request of, or in the service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures and approved operating budget established by the Company.

                  3.4 BENEFITS. The Employee shall be entitled to participate in and be covered by all health, insurance, pension, cash performance or profit sharing bonus plans, and other Employee plans and benefits established by the Company for its employees generally, subject to meeting applicable eligibility requirements.


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                  3.5 PERSONAL LEAVE AND HOLIDAYS. The Employee shall be
         entitled to an annual personal leave of twenty (20) days at full pay. Employee may take a reasonable amount of sick leave, which does not count as personal leave, subject to company's policies on sick leave. The Employee shall also be entitled to ten paid holidays a year. Such holidays will be established by the Company for all employees.

                  3.6 STOCK PLAN AND AGREEMENT. Employee shall be eligible to participate in Company's employee stock option plan and, pursuant to the terms and conditions of the plan and a separate agreement between Company and Employee, shall be granted options to purchase 4,000 shares of Company common stock.

         4. CONFIDENTIALITY AND NON-COMPETITION. The Employee agrees to the following confidentiality and non-competition restrictions:

                  4.1 CONFIDENTIALITY. The Employee will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company or any Subsidiary (the "Confidential Information") except as required by law. "Confidential Information" shall include, but shall not be limited to, (i) products or services, (ii) business or strategic plans,
         (iii) designs, (iv) analyses, (v) drawings, photographs and reports,
         (vi) computer hardware and software, including operating systems, applications, program listings, and installation plans and techniques,
         (vii) flow charts, manuals and documentations, (viii) data bases, (ix) tax or financial data, (x) trade secrets, know-how, inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customers or client lists or other marketing or sales programs or plans, (xii) other copyrightable works, (xiii) all technology and trade secrets, (xiv) the terms of any agreement for the development or commercialization of any invention or technology related thereto, (xv) the terms of any license, marketing, sales or distribution agreement of Company, (xvi) all information denominated as "Confidential" and made available only on a restricted basis and (xvii) all similar and related information.; provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of the Employee or which the Employee obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of the Employee, has the right to disclose such information.

                  4.2 RETURN OF COMPANY MATERIAL. The Employee shall promptly deliver to the Company on termination of the Employee's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company or Subsidiary memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information belonging to the Company, including all copies of such materials which the Employee may then possess or have under the Employee's control irrespective of the format of such materials.

                  4.3 NON-COMPETITION. During the period of Employee's employment with the Company and for up to a one-year period thereafter, the Employee will not, within the United States, directly or


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         indirectly, without the consent of the Board of Directors of the
         Company: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee, partner, stockholder of greater than 1% of available shares, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business of the Company or any Subsidiary; or (ii) utilize any employees of the Company to perform any service which conflicts with their full-time employment with the Company or otherwise take actions which result in the termination of any employee's relationship with the Company. Employee hereby acknowledges that because of Company's national presence in its industry it is necessary for this section to apply to the entire United States in order to adequately protect Company's interests.

                  4.4 RIGHT TO INJUNCTIVE AND EQUITABLE RELIEF As a result of the Employee's position as an Employee of the Company, the Employee's obligations not to disclose or use Confidential Information and to refrain from the activities described in this Section 4 are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Employee breaches such obligations. Therefore, the Employee expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Employee and the rights and remedies of the Company under this Section 4 are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

         5. TERMINATION. Company and Employee agree to the following termination provisions:

                  5.1 TERMINATION BY THE COMPANY. The Chief Executive Officer may terminate the Employee's employment hereunder as follows:

                  (a) Upon the death of the Employee, whereupon this Agreement shall immediately terminate;

                  (b) Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Employee becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any 24 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Employee or, in the event of the Employee's incapacity to designate a doctor, the Employee's legal representative. In the absence of agreement between the Company and the Employee, each party


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                           shall nominate a qualified medical doctor and the two
                           doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or


                  (c) For cause. "Cause" shall mean only the following:

                           (i) the willful and, after written notice and a reasonable opportunity to cure, continued failure by the Employee to follow the reasonable directions of the Chief Executive Officer not inconsistent with this Agreement (other than such failure resulting from the Employee's incapacity due to physical or mental illness);

                           (ii) willful and, after written notice and a reasonable opportunity to cure, continued misconduct by the Employee that materially adversely affects the Company;

                           (iii) conviction of a felony or guilty plea or plea of nolo contendre to a crime or offense relating to the performance of the Employee's duties to the Company;

                           (iv)     willful theft from the Company;

                           (v) a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits the Employee from holding an Employee position with the Company or any Subsidiary;

                           (vi) the Employee's habitual drunkenness or habitual use of illegal substances, after notice to cease and the opportunity provided by the Company to enter into and successfully complete a reputable rehabilitation program at the expense of the Company; or

                           (vii) the Employee fails to substantially perform any material term or provision of this Agreement.

                  For purposes of this Agreement, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without a reasonable belief that such action or omission by the Employee was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless the Employee shall have been given written notice of the breaches of this Section 4.1(c) and a period of 30 days within which to cure any such breach. provided that such curative period shall be permitted only once in any 12 month period.

                  (d) Without Cause for any reason or no reason.


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                  5.2 TERMINATION BY EMPLOYEE. The Employee may voluntarily
         terminate his employment hereunder at any time for any reason or no reason.

                  5.3 SEVERANCE PAYMENTS; TERMINATION FOR CAUSE. In the event of termination for Cause, the Employee shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued and unpaid salary at the rate provided in Section
         3.1 (as increased from time to time by the Chief Executive Officer) through the date of termination, plus any accrued but unpaid Cash Bonus, and plus (i) any amounts earned but unpaid for any benefit plans in which Employee is a participant on the date of termination for prior completed fiscal or calendar year including any accrued vacation and
         (ii) any unpaid reimbursable expenses incurred prior to the date of termination ((i) and (ii) collectively called the "Unpaid Benefits").

                  5.4 SEVERANCE PAYMENTS; TERMINATION AS A RESULT OF DEATH. In the event of termination because of the death of Employee, the Employee's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of the Employee's estate or beneficiaries and (ii) any Unpaid Benefits. Such amounts shall be paid promptly in a lump sum in cash.

                  5.5 SEVERANCE PAYMENTS; TERMINATION WITHOUT CAUSE. In the event of termination by the Company without Cause, the Employee shall be entitled to receive (i) Unpaid Benefits through the date of termination, plus (ii) an amount equal to any accrued but unpaid Cash Bonus (each of the amounts in subclauses (i) and (ii) payable in a lump sum in cash within 30 days after the date of termination), plus (iii) an amount equal to his Base Salary for a two week period.

                  5.6 SEVERANCE PAYMENTS; VOLUNTARY TERMINATION BY EMPLOYEE. If the Employee shall voluntarily resign, he shall be entitled only to Unpaid Benefits through the effective date of such resignation or voluntary termination, and any such amounts shall be promptly paid in a lump sum in cash.

                  5.7 SEVERANCE PAYMENTS; TERMINATION DUE TO PERMANENT DISABILITY. If the Employee's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall be paid an amount equal to all Unpaid Benefits in a single lump sum in cash within thirty (30) days of the date of his termination.


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                  5.8 GENERAL RELEASE. Prior to the Employee's receipt of any severance payment under this Section 5, the Employee shall issue a general release to the Company in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of action he has, may have had, or hereafter may have against the Company. The Company shall simultaneously provide a release to the Employee in the same form given to the Company by the Employee.

                  5.9 OTHER PAYMENTS UPON TERMINATION. If notice of termination of the employment of Employee is given by the Employee or the Company, the Employee shall continue to receive his then Base Salary and benefits as provided in this Agreement until the date of termination.

         6.       GENERAL PROVISIONS.

                  6.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

                  If to the Company:
                  Novint Technologies, Inc.
                  8500 Menaul Blvd NE
                  Suite A210
                  Albuquerque, NM  87112
                  Attention: Chief Executive Officer

                  If to Employee:

                  ---------------------------

                  ---------------------------


         or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  6.2 NO WAIVERS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  6.3 NO MITIGATION; NO OFFSET. In the event of the Employee's termination of employment, he shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Employee hereunder on account of any remuneration the Employee may obtain from any subsequent employment.


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                  6.4 LEGAL FEES. The losing party shall promptly pay or
         reimburse the prevailing party for reasonable costs of enforcing this Agreement, including, specifically, the fees and expenses of counsel.

                  6.5 ARBITRATION. Any and all disputes or controversies arising out of or relating to this Agreement, other than injunctive relief pursuant to Section 4.4, shall be resolved by arbitration at the American Arbitration Association at its Albuquerque, New Mexico offices before a panel of three arbitrators under the then existing rules and regulations of the American Arbitration Association. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The determination of the arbitrators shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law, neither the Company nor the Employee shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. The losing party in such arbitration will, in addition to any other amounts deemed payable by the losing party, reimburse the prevailing party for the prevailing party's expenses (including, without limitation, legal fees and expenses) incurred in connection with such proceedings. All such amounts shall be paid promptly, but in any event within ten (10) days after the Employee provides the Company with a statement of such amounts to be recovered.

                  6.6   INDEMNIFICATION.   The Company hereby agrees to hold the
         Employee harmless and indemnify the Employee from and against, and to reimburse the Employee for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right of the Company to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which the Employee served in any capacity at the request of the Company, to which the Employee is, was or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that the Employee is or was at any time a director, officer, employee or agent of the Company; provided, however, that (i) indemnification shall be paid pursuant to this paragraph if and only if the Employee acted in good faith and in a manner reasonably believed by the Employee to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee's conduct was unlawful; and
         (ii) no indemnification shall be payable pursuant to this paragraph if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.


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                  6.7  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of theState of New Mexico without regard to its Conflicts of Laws provisions.

                  6.8 SEVERABILITY OR PARTIAL INVALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  6.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understanding, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect of such terms as are included in this agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

                  6.11 ASSIGNMENT. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.11, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement.

                  6.12 BENEFICIAL INTERESTS. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee, or, if there be no such designee, to the Employee's estate.


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                         DATED AS OF: November ___, 2000


COMPANY:                                     EMPLOYEE:


NOVINT TECHNOLOGIES, INC.
                                             ----------------------------------
                                             WALTER A. AVILES

By
   ----------------------------------

   Its
       ------------------------------



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